Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 3, 2007, among, DENBURY RESOURCES INC., a Delaware corporation (the “Company”), the subsidiary guarantors (the “Subsidiary Guarantors”) parties to the Indenture (as defined below), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor in interest to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as trustee under the Indenture (the “Trustee”).
W I T N E S S E T H :
     WHEREAS the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an indenture (the “Indenture”) dated as of December 7, 2005, providing for the issuance of 7 1/2% Senior Subordinated Notes Due 2015 (the “Securities”);
     WHEREAS on December 21, 2005 (the “Original Issue Date”), the Company issued $150,000,000 aggregate principal amount of Securities in accordance with the terms of the Indenture;
     WHEREAS Section 2.13 of the Indenture provides the Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue additional Securities under the Indenture which shall have identical terms as the Securities issued on the Original Issue Date, other than with respect to the date of issuance and issue price, and which shall be treated as a single class for all purposes under the Indenture as the Securities issued on the Original Issue Date; and
     WHEREAS the Trustee, the Company and the Subsidiary Guarantors desire to enter into this Supplemental Indenture in order to effect the issuance of $150,000,000 aggregate principal amount additional Securities (the “Additional Securities”);
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Additional Securities as follows:
     1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Agreement to Issue. On the date hereof, upon receipt of a written order of the Company signed by two Officers of the Company (a “Company Order”), the Trustee shall authenticate and deliver the Additional Securities as specified in such Company Order; provided that, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of the Additional Securities. Such Company Order shall specify the aggregate principal amount of Additional Securities to be authenticated and the date on which the issue of the Additional Securities is to be authenticated, and shall certify that such issuance is in compliance with Section 4.03 of the Indenture.
     3. Additional Securities under the Indenture. The parties hereto agree that the Additional Securities constitute “Additional Securities” as such term is defined in the Indenture.
     4. Conditions Deemed Met. The conditions set forth in the second paragraph of Section 2.13 of the Indenture are deemed met.
     5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Additional Securities shall be bound hereby.
     6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

DENBURY RESOURCES INC.,
By:	/s/ Phil Rykhoek
	Name:	Phil Rykhoek
	Title:	Chief Financial Officer and Secretary

SUBSIDIARY GUARANTORS: DENBURY ONSHORE, L.L.C.,
By:	/s/ Phil Rykhoek
	Name:	Phil Rykhoek
	Title:	Chief Financial Officer and Secretary

DENBURY GATHERING & MARKETING, INC.,
By:	/s/ Phil Rykhoek
	Name:	Phil Rykhoek
	Title:	Chief Financial Officer and Secretary

DENBURY OPERATING COMPANY,
By:	/s/ Phil Rykhoek
	Name:	Phil Rykhoek
	Title:	Chief Financial Officer and Secretary

DENBURY MARINE, L.L.C.,
By:	/s/ Phil Rykhoek
	Name:	Phil Rykhoek
	Title:	Chief Financial Officer and Secretary

TUSCALOOSA ROYALTY FUND LLC,
By:	Denbury Operating Company,
its sole member

By:	/s/ Phil Rykhoek
	Name:	Phil Rykhoek
	Title:	Chief Financial Officer and Secretary

TRUSTEE: THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President